CONFORMED COPY










                                 CBS INC.

                       _____________________________



                             CREDIT AGREEMENT


                        Dated as of August 26, 1994


                      ______________________________



                         THE CHASE MANHATTAN BANK
                          (NATIONAL ASSOCIATION),
                                 as Agent
















CMC-8378
                             TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                       PAGE

Section 1.  Definitions and Accounting Matters . . . . . . . . . . . . .  1

     1.01  Certain Defined Terms . . . . . . . . . . . . . . . . . . . .  1
     1.02  Accounting Terms and Determinations . . . . . . . . . . . . . 15
     1.03  Classes and Types of Loans. . . . . . . . . . . . . . . . . . 16

Section 2.  Commitments, Loans and Prepayments . . . . . . . . . . . . . 16

     2.01  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     2.02  Borrowings of Syndicated Loans. . . . . . . . . . . . . . . . 17
     2.03  Money Market Loans. . . . . . . . . . . . . . . . . . . . . . 19
     2.04  Swingline Loans . . . . . . . . . . . . . . . . . . . . . . . 24
     2.05  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . 24
     2.06  Changes of Commitments. . . . . . . . . . . . . . . . . . . . 29
     2.07  Facility Fee. . . . . . . . . . . . . . . . . . . . . . . . . 30
     2.08  Lending Offices . . . . . . . . . . . . . . . . . . . . . . . 30
     2.09  Several Obligations; Remedies Independent . . . . . . . . . . 30
     2.10  Prepayments of Loans and Conversions or
             Continuations of Loans. . . . . . . . . . . . . . . . . . . 31
     2.11  Replacement of Banks. . . . . . . . . . . . . . . . . . . . . 31

Section 3.  Payments of Principal and Interest . . . . . . . . . . . . . 32

     3.01  Repayment of Loans. . . . . . . . . . . . . . . . . . . . . . 32

Section 4.  Payments; Pro Rata Treatment; Computations;
              Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

     4.01  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     4.02  Pro Rata Treatment. . . . . . . . . . . . . . . . . . . . . . 35
     4.03  Computations. . . . . . . . . . . . . . . . . . . . . . . . . 36
     4.04  Minimum Amounts . . . . . . . . . . . . . . . . . . . . . . . 36
     4.05  Certain Notices . . . . . . . . . . . . . . . . . . . . . . . 37
     4.06  Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . 38
     4.07  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . 39

Section 5.  Yield Protection, Etc. . . . . . . . . . . . . . . . . . . . 41

     5.01  Additional Costs. . . . . . . . . . . . . . . . . . . . . . . 41
     5.02  Limitation on Types of Loans. . . . . . . . . . . . . . . . . 45
     5.03  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . 46

                                    (i)
     5.04  Treatment of Affected Loans . . . . . . . . . . . . . . . . . 46
     5.05  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . 47
     5.06  U.S. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . 48

Section 6.  Conditions Precedent . . . . . . . . . . . . . . . . . . . . 49

     6.01  Initial Extension of Credit . . . . . . . . . . . . . . . . . 49
     6.02  Initial and Subsequent Extensions of Credit . . . . . . . . . 50

Section 7.  Representations and Warranties . . . . . . . . . . . . . . . 51

     7.01  Corporate Existence . . . . . . . . . . . . . . . . . . . . . 51
     7.02  Financial Condition . . . . . . . . . . . . . . . . . . . . . 52
     7.03  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 52
     7.04  No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     7.05  Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     7.06  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     7.07  Use of Credit . . . . . . . . . . . . . . . . . . . . . . . . 53
     7.08  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     7.09  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     7.10  Investment Company Act. . . . . . . . . . . . . . . . . . . . 54
     7.11  Environmental Matters . . . . . . . . . . . . . . . . . . . . 54
     7.12  True and Complete Disclosure. . . . . . . . . . . . . . . . . 54

Section 8.  Covenants of the Company . . . . . . . . . . . . . . . . . . 54

     8.01  Financial Statements Etc. . . . . . . . . . . . . . . . . . . 55
     8.02  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 58
     8.03  Existence, Etc. . . . . . . . . . . . . . . . . . . . . . . . 58
     8.04  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     8.05  Prohibition of Fundamental Changes. . . . . . . . . . . . . . 59
     8.06  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . 60
     8.07  Leverage Ratio. . . . . . . . . . . . . . . . . . . . . . . . 61
     8.08.  Accuracy and Completeness of Information . . . . . . . . . . 62
     8.09  Transactions with Affiliates. . . . . . . . . . . . . . . . . 62
     8.10  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . 62
     8.11  Lines of Business . . . . . . . . . . . . . . . . . . . . . . 62

Section 9.  Events of Default. . . . . . . . . . . . . . . . . . . . . . 62

Section 10.  The Agent . . . . . . . . . . . . . . . . . . . . . . . . . 66

     10.01  Appointment, Powers and Immunities.. . . . . . . . . . . . . 66
     10.02  Reliance by Agent. . . . . . . . . . . . . . . . . . . . . . 67
     10.03  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     10.04  Rights as a Bank, the Issuing Bank and the
              Swingline Bank.. . . . . . . . . . . . . . . . . . . . . . 67
     10.05  Indemnification. . . . . . . . . . . . . . . . . . . . . . . 68

                                   (ii)
     10.06  Non-Reliance on Agent and other Banks. . . . . . . . . . . . 68
     10.07  Failure to Act . . . . . . . . . . . . . . . . . . . . . . . 69
     10.08  Resignation or Removal of Agent. . . . . . . . . . . . . . . 69
     10.09  Letter of Credit Collateral Account. . . . . . . . . . . . . 69

Section 11.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . 71

     11.01  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     11.02  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     11.03  Expenses, Etc. . . . . . . . . . . . . . . . . . . . . . . . 72
     11.04  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . 73
     11.05  Successors and Assigns . . . . . . . . . . . . . . . . . . . 74
     11.06  Assignments and Participations . . . . . . . . . . . . . . . 74
     11.07  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . 77
     11.08  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . 77
     11.09  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 77
     11.10  Governing Law; Submission to Jurisdiction. . . . . . . . . . 77
     11.11  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . 78
     11.12  Treatment of Certain Information;
              Confidentiality. . . . . . . . . . . . . . . . . . . . . . 78

EXHIBIT A-1 - Form of Syndicated Note
EXHIBIT A-2 - Form of Money Market Note
EXHIBIT A-3 - Form of Money Market Note
EXHIBIT B   - Form of Opinion of Counsel to
                the Company
EXHIBIT C   - Form of Opinion of Special New York
                Counsel to Chase
EXHIBIT D   - Form of Money Market Quote Request
EXHIBIT E   - Form of Money Market Quote
EXHIBIT F   - Form of Confidentiality Agreement

















                                   (iii)
                             CREDIT AGREEMENT

          CREDIT AGREEMENT dated as of August 26, 1994, between:
CBS INC., a corporation duly organized and validly existing under the laws of the State of New York (the "Company"); each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto or that, pursuant to
Section 11.06(b) hereof, shall become a "Bank" hereunder (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

          The Company has requested that the Banks extend credit to it in an aggregate principal or face amount not exceeding $500,000,000 at any one time outstanding and the Banks are prepared to extend such credit upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

          Section 1.  Definitions and Accounting Matters.

          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Affiliate" shall mean any Person which directly or indirectly controls, or is under common control with, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and the Company and its Subsidiaries shall not be deemed to be Affiliates of each other.

          "Applicable Lending Office" shall mean, for each Bank

and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Letter of Credit Fee Percentage" shall mean, as of any day (i) with respect to any Standby Letter of Credit, a rate per annum equal to the Applicable Percentage used to determine the margin applicable to Eurodollar Loans for such day and (ii) with respect to any Trade Letter of Credit, a rate per annum agreed to in writing by the Company and the Issuing Bank prior to the issuance thereof or, in the absence of any such agreement, a rate per annum equal to the Applicable Percentage used to determine the margin applicable to Eurodollar Loans for such day.

          "Applicable Percentage" shall mean on any date the applicable percentage set forth below under "Eurodollar Loan Margin" or "Facility Fee", as the case may be, based upon (A) the Company Ratings applicable on such date or (B) the Leverage Ratio as of the relevant Determination Date:

                                   Eurodollar
                                   Loan Margin    Facility Fee

Category 1                            .1700%         .0800%

A+ or higher by S&P;
A1 or higher by Moody's; or
a Leverage Ratio lower than 1.5

Category 2                            .2000%         .1000%

A or A- by S&P;
A2 or A3 by Moody's; or
a Leverage Ratio of 1.5 or
higher and lower than 2.5

Category 3                            .2750%         .1250%

BBB+ or BBB by S&P;
Baa1 or Baa2 by Moody's; or
a Leverage Ratio of 2.5 or
higher and lower than 3.5

Category 4                            .3625%         .1875%

BBB- by S&P;
Baa3 by Moody's; or
a Leverage Ratio of 3.5 or
higher and lower than 4.5

Category 5                            .5000%         .2500%

BB+ or lower by S&P;
Ba1 or lower by Moody's; or
a Leverage Ratio of 4.5 or
higher

For purposes of the foregoing, (i) if the Company Ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, both of such ratings shall be deemed to fall within the higher of such Categories (determined on the basis that Category 1 is the highest Category), except that (A) if such ratings differ by more than one Category, then both of such ratings shall be deemed to fall in the Category immediately below the higher of such Categories, and (B) if the rating assigned by either Rating Agency shall fall within Category 4 or Category 5 then both ratings shall be deemed to fall within the Category in which the lower rating falls and
(ii) if the Company Ratings and the Leverage Ratio shall fall or be deemed to fall within different Categories, the Applicable Percentage shall be determined by reference to the higher of such Categories. If any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. If the rating system of Moody's or S&P shall change, or if either such Rating Agency shall not have a Company Rating in effect for a reason outside the reasonable control of the Company, the Applicable Percentage shall be determined as set forth above by reference to the Company Rating (if any) not affected by such change and still in effect and to the Leverage Ratio.

          "Bankruptcy Code" shall mean the Federal Bankruptcy
Code of 1978, as amended from time to time.

          "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate

resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean (a) Syndicated Loans that bear interest at rates based upon the Base Rate and (b) Swingline
Loans.

          "Basic Documents" shall mean, collectively, this Agreement and the Letter of Credit Documents.

          "Business Day" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or the Interest Period for, a Eurodollar Loan or a LIBOR Market Loan (as applicable) or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Chase" shall mean The Chase Manhattan Bank (National
Association).

          "Class" shall have the meaning assigned to such term in
Section 1.03 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral Account" shall have the meaning assigned to such term in Section 10.09(a) hereof.

          "Commitment" shall mean, as to each Bank, the obligation of such Bank to make Syndicated Loans pursuant to
Section 2.01 hereof, and to issue or participate in Letters of Credit pursuant to Section 2.05 hereof, in an aggregate principal or face amount at any one time outstanding up to but not

exceeding the amount set opposite such Bank's name on the signature pages hereof under the caption "Commitment" (as the same may be reduced at any time or from time to time pursuant to
Section 2.06 hereof).

          "Commitment Percentage" shall mean, with respect to any Bank, the ratio of (a) the amount of the Commitment of such Bank to (b) the aggregate amount of the Commitments of all of the Banks.

          "Commitment Termination Date" shall mean the fifth anniversary of the date hereof or, if such anniversary is not a Business Day, the Business Day immediately preceding such anniversary.

          "Company Rating" shall mean, as of any date of determination thereof, the rating most recently published by Standard & Poor's or Moody's relating to the unsecured, unguaranteed senior debt securities of the Company then outstanding.

          "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.10 hereof of a Eurodollar Loan from one Interest Period to the next Interest
Period.

          "Continuing Director" shall mean, at any date, an individual (a) who, on the date hereof, is a member of the Board of Directors of the Company, (b) who, as of such date, has been a member of such Board of Directors for at least the 12 preceding months, or (c) who has been approved to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

          "Convert", "Conversion" and "Converted" shall refer to the conversion pursuant to Section 2.10 hereof of one Type of Syndicated Loan into another Type of Syndicated Loan, which (at its sole discretion) may be accompanied by the transfer by a Bank of a Loan from one Applicable Lending Office to another.

          "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default. It is acknowledged and agreed that any event that with notice or lapse of time under any note, agreement, indenture or other document evidencing or relating to any Indebtedness of the Company or any of its Subsidiaries that would constitute an

Event of Default under Section 9(b) hereof shall constitute a Default hereunder.

          "Determination Date" shall mean at any time the date of the most recent fiscal quarter end as of which the Leverage Ratio shall have been determined by the Company and set forth in a certificate delivered pursuant to Section 8.01 hereof; provided, that until the first such certificate shall be delivered, "Determination Date" shall mean June 30, 1994.

          "Dollars" and "$" shall mean lawful money of the United
States of America.

          "EBITDA" shall mean, for any period, the sum (without duplication) of the following for the Company and its Subsidiaries for such period: (i) income from continuing operations before income taxes and extraordinary items plus
(ii) interest expense plus (iii) depreciation of fixed assets plus (iv) amortization of goodwill and other intangible assets.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under
Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "Eurodollar Loans" shall mean Syndicated Loans that bear interest at rates based on rates referred to in the definition of "Fixed Base Rate" in this Section 1.01.

          "Event of Default" shall have the meaning assigned to such term in Section 9 hereof.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the

Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Agent.

          "Fee Letter" shall mean the letter agreement dated July
28, 1994 between the Company and Chase referred to therein as the "Fee Letter".

          "Fixed Base Rate" shall mean, with respect to any Fixed Rate Loan for the Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Agent, of the rates per annum quoted by the respective Reference Banks at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Banks to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of such Eurodollar Loan or LIBOR Market Loan to be made by the respective Reference Banks. If any Reference Bank is not participating in any Fixed Rate Loans during the Interest Period therefor, the Fixed Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that such Reference Bank would have made or had outstanding had it been participating in such Loan; provided that in the case of any LIBOR Market Loan, the Fixed Base Rate for such Loan shall be determined with reference to deposits of $25,000,000. Each Reference Bank agrees to furnish such information at the request of the Agent; provided that if any Reference Bank does not timely furnish such information for determination of any Fixed Base Rate, the Agent shall determine such Fixed Base Rate on the basis of the information timely furnished by the remaining Reference Banks.

          "Funded Debt" shall mean (a) all Indebtedness of the Company and its Subsidiaries (determined on a consolidated basis) for borrowed money (i) having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the Company or a Subsidiary or (ii) classified and accounted for as long term debt or the current portion of long term debt on a consolidated balance sheet of the Company and its Subsidiaries or (iii) arising hereunder and (b) all amounts

payable by the Company and its Subsidiaries to redeem preferred stock of the Company (other than the Company's $10 Convertible Series B Preference Stock) which by its terms must be redeemed by the Company under any circumstances (other than solely at the option of the Company) on or before the Commitment Termination Date.

          "Fixed Rate Loans" shall mean Eurodollar Loans and, for the purposes of the definition of "Fixed Base Rate" in this
Section 1.01 and in Section 5 hereof, LIBOR Market Loans.

          "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or

similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital
Lease Obligations of such Person; and (f) Indebtedness of others
Guaranteed by such Person.

          "Interest Period" shall mean:

          (a) with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third, sixth or ninth or (with the approval of all of the Banks) twelfth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof (or such longer period as may be requested by the Company and agreed to by all of the Banks), except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

          (b) With respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on the Business Day falling at least seven days thereafter selected by the Company as provided in Section 2.03(b) hereof; and

          (c) With respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the calendar month thereafter selected by the Company as provided in
     Section 2.03(b) hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date;
(ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Loan or a LIBOR Market Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next

preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period for any Eurodollar Loan or a LIBOR Market Loan shall have a duration of less than one month and, if the Interest Period for any Eurodollar or LIBOR Market Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "Issuing Bank" shall mean Chase, as the issuer of Letters of Credit under Section 2.05 hereof, together with its successors and assigns in such capacity.

          "Letter of Credit" shall have the meaning assigned to such term in Section 2.05 hereof.

          "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "Letter of Credit Interest" shall mean, for each Bank, such Bank's participation interest (or, in the case of the Issuing Bank, the Issuing Bank's retained interest) in the Issuing Bank's liability under Letters of Credit and such Bank's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

          "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Bank (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.05 hereof, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Banks

other than the Issuing Bank of their participation interests under said Section 2.05.

          "Leverage Ratio" shall mean, on any date, the ratio of Funded Debt on such date to EBITDA for the period of four consecutive fiscal quarters of the Company ending on such date.

          "LIBO Margin" shall have the meaning assigned to such term in Section 2.03(c)(ii)(C) hereof.

          "LIBOR Auction" shall mean a solicitation of Money
Market Quotes setting forth LIBO Margins based on the LIBO Rate pursuant to Section 2.03 hereof.

          "LIBOR Market Loans" shall mean Money Market Loans interest rates on which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

          "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loans" shall mean Syndicated Loans, Money Market Loans and Swingline Loans.

          "Majority Banks" shall mean, subject to the last paragraph of Section 11.04 hereof, Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding more than 50% of the aggregate unpaid principal amount of the Loans.

          "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to pay the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith, (c) the validity or enforceability of any of the Basic

Documents or (d) the rights and remedies of the Banks and the Agent under any of the Basic Documents.

          "Material Subsidiary" shall mean, at any time of determination, any Subsidiary of the Company if, at such time, such Subsidiary would qualify as a "significant subsidiary" under Regulation S-X of the Securities and Exchange Commission as in effect on the date hereof.

          "Money Market Borrowing" shall have the meaning assigned to such term in Section 2.03(b) hereof.

          "Money Market Loan Limit" shall have the meaning assigned to such term in Section 2.03(c)(ii) hereof.

          "Money Market Loans" shall mean the loans provided for by Section 2.03 hereof.

          "Money Market Quote" shall mean an offer in accordance with Section 2.03(c) hereof by a Bank to make a Money Market Loan with one single specified interest rate.

          "Money Market Quote Request" shall have the meaning assigned to such term in Section 2.03(b) hereof.

          "Moody's" shall mean Moody's Investors Service, Inc., or any successor thereof.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Investments" shall have the meaning assigned to such term in the last paragraph of Section 10.09 hereof.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate

and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount under this Agreement, or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time (provided that, if the amount so in default is principal of a Eurodollar Loan or a Money Market Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).

          "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, located on the date hereof at 1 Chase Manhattan Plaza, New
York, New York 10081.

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" shall mean the last Business Day of each March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

          "Rating Agency" shall mean Moody's or Standard &
Poor's.

          "Reference Banks" shall mean Chase, Bank of America
National Trust and Savings Association and Credit Suisse (or their respective Applicable Lending Offices, as the case may be).

          "Regulations A, D, U and X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reimbursement Obligations" shall mean, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Bank in respect of any drawings under a Letter of Credit.

          "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor thereto.

          "Set Rate" shall have the meaning assigned to such term in Section 2.03(c)(ii)(D) hereof.

          "Set Rate Auction" shall mean a solicitation of Money
Market Quotes setting forth Set Rates pursuant to Section 2.03 hereof.

          "Set Rate Loans" shall mean Money Market Loans the interest rates on which are determined on the basis of Set Rates pursuant to a Set Rate Auction.

          "Standby Letter of Credit" shall mean any Letter of Credit that is not a Trade Letter of Credit.

          "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such

Person and one or more Subsidiaries of such Person.

          "Swingline Bank" shall mean Chase, as the maker of Swingline Loans under Section 2.04 hereof, together with its successors and assigns in such capacity.

          "Swingline Borrowing Notice" shall have the meaning assigned to such term in Section 2.04(b) hereof.

          "Swingline Commitment" shall mean the obligation of the Swingline Bank to make Swingline Loans pursuant to Section 2.04 hereof in an aggregate amount at any one time outstanding up to but not exceeding $25,000,000 (as the same may be reduced at any time or from time to time pursuant to Section 2.06 hereof).

          "Swingline Interest" shall have the meaning assigned to such term in Section 11.06(b) hereof.

          "Swingline Loans" shall mean the loans provided for by
Section 2.04 hereof.

          "Syndicated Loans" shall mean the loans provided for by
Section 2.01 hereof, which may be Base Rate Loans and/or
Eurodollar Loans.

          "Tisch Family" shall mean Laurence A. Tisch, Preston R. Tisch, the members of their immediate families (including siblings, parents, spouses, children and other lineal descendants) and Persons directly or indirectly controlled by either of them and/or any such member or members of either of their immediate families. A "member" of the Tisch Family shall mean Laurence Tisch, Preston R. Tisch, any such member or any such Person.

          "Trade Letter of Credit" shall mean a commercial or documentary letter of credit issued in connection with a trade transaction.

          "Type" shall have the meaning assigned to such term in
Section 1.03 hereof.

          "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or

one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          1.02  Accounting Terms and Determinations.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof) be prepared, and all calculations for the purpose of determining compliance with this Agreement shall be made, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the unaudited financial statements as at June 30, 1994 referred to in
Section 7.02 hereof); provided that if a change in generally accepted accounting principles shall have affected the computation of the Leverage Ratio and (i) the Company shall have objected to computing the Leverage Ratio on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, then the Company and the Banks (acting through the Agent) shall negotiate in good faith to agree upon amendments to this Agreement appropriate to reflect such change, and pending agreement on such amendments such computation shall be made on a basis consistent with that used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 8.01 hereof, shall mean the latest unaudited financial statements referred to in Section 7.02 hereof).

          (b) At the request of any Bank (through the Agent), the Company shall promptly deliver to such Bank (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of any annual or quarterly financial statement under Section 8.01 hereof and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and
(ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan
refers to whether such Loan is a Money Market Loan, a Swingline Loan or a Syndicated Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a Eurodollar Loan, a Set Rate Loan or a LIBOR Market Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

          Section 2.  Commitments, Loans and Prepayments.

          2.01 Loans. Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the date hereof to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time, provided that in no event shall the aggregate principal amount of all Loans plus the aggregate amount of all Letter of Credit Liabilities exceed the aggregate amount of the Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Loans of one Type into Loans of another Type (as provided in Section 2.10 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.10 hereof); provided that no more than fifteen (or such higher number as the Agent may agree to) separate Interest Periods in respect of Eurodollar Loans from each Bank may be outstanding at any one time; and provided, further, that (unless the Agent otherwise agrees) prior to the date falling 15 days after the date hereof, all Eurodollar Loans must have an Interest Period of one month's duration, and, to the extent that prior to such date a Eurodollar Loan would not satisfy such conditions, such Loan shall be made as a Base Rate Loan.

          2.02 Borrowings of Syndicated Loans. (a) The Company shall give the Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing of Syndicated Loans hereunder, each Bank shall make available the amount of the Syndicated Loan or Loans to be made by it on such date to the Agent, at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the

Company maintained with Chase at the Principal Office designated by the Company.

          (b) In the event that the Company does not repay any Swingline Loan made by the Swingline Bank by 2:00 p.m. New York time on the last day of the Interest Period applicable thereto, at any time thereafter until the unpaid principal amount of such Swingline Loan shall have been paid in full, the Swingline Bank may, and the Company hereby irrevocably authorizes and empowers (which power is coupled with an interest) the Swingline Bank to, deliver, on behalf of the Company, to the Agent under
Section 2.02(a) hereof a notice of borrowing of Syndicated Loans that are Base Rate Loans in an amount equal to the then unpaid principal amount of such Swingline Loan. In the event that the power of the Swingline Bank to give such notice of borrowing on behalf of the Company is terminated for any reason whatsoever (including, without limitation, a termination resulting from the occurrence of an event specified in clause (f) or (g) of
Section 9 hereof with respect to the Company), or the Swingline Bank is otherwise precluded for any reason whatsoever from giving a notice of borrowing on behalf of the Company as provided in the preceding sentence, each Bank shall, upon notice from the Swingline Bank, promptly purchase from the Swingline Bank a participation in (or, if and to the extent specified by the Swingline Bank, an assignment in) such Swingline Loan in the amount of the Base Rate Loan it would have been obligated to make pursuant to such notice of borrowing. Each Bank shall, not later than 4:00 p.m. New York time on the Business Day on which such notice is given (if such notice is given by 2:15 p.m. New York time) or 9:00 a.m. New York time on the next succeeding Business Day (if such notice is given after 2:15 p.m. New York time), make available the amount of the Base Rate Loan to be made by it (or the amount of the participation or assignment to be purchased by it, as the case may be) to the Agent at the account specified in
Section 2.02(a) hereof and the amount so received by the Agent shall promptly be made available to the Swingline Bank by remitting the same, in immediately available funds, to the Swingline Bank. Promptly following its receipt of any payment in respect of such Swingline Loan, the Swingline Bank shall pay to each Bank that has acquired a participation in such Loan such Bank's proportionate share of such payment. Anything in this Agreement to the contrary notwithstanding (including, without limitation, in Section 6.02 hereof), the obligation of each Bank to make its Base Rate Loan (or purchase its participation or assignment in such Swingline Loan, as the case may be) pursuant to this Section 2.02(b) is unconditional under any and all circumstances whatsoever and shall not be subject to set-off, counterclaim or defense to payment that such Bank may have or

have had against the Company, the Agent, the Swingline Bank or any other Bank and, without limiting any of the foregoing, shall be unconditional irrespective of (i) the occurrence of any Default, (ii) the financial condition of the Company, any Subsidiary, any Affiliate, the Agent, the Swingline Bank or any other Bank or (iii) the termination or cancellation of the Commitments. The Company agrees that any Bank so purchasing a participation (or assignment) in such Swingline Loan may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of a Swingline Loan in the amount of such participation.

          2.03  Money Market Loans.

          (a) In addition to borrowings of Syndicated Loans, at any time prior to the Commitment Termination Date the Company may, as set forth in this Section 2.03, request the Banks to make offers to make Money Market Loans to the Company in Dollars. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Money Market Loans may be LIBOR Market Loans or Set Rate Loans (each a "Type" of Money Market Loan), provided that:

               (i) there may be no more than fifteen (or such higher number as the Agent may agree to) different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous);

              (ii) the aggregate principal amount of all Loans plus the aggregate amount of all Letter of Credit
     Liabilities at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time; and

             (iii)  the aggregate principal amount of all Money
     Market Loans at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.

          (b) When the Company wishes to request offers to make Money Market Loans, it shall give the Agent (which shall promptly notify the Banks) notice (a "Money Market Quote Request") so as to be received no later than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day

next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree). The Company may request offers to make Money Market Loans for up to six (or such higher number as the Agent may agree to) different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing (a "Money Market Borrowing"). Each such notice shall be substantially in the form of Exhibit D hereto and shall specify as to each Money Market
Borrowing:

               (i) the proposed date of such borrowing, which shall be a Business Day;

              (ii)  the aggregate amount of such Money Market
     Borrowing, which shall be at least $10,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

             (iii)  the duration of the Interest Period
     applicable thereto;

              (iv) whether the Money Market Quotes requested for a particular Interest Period are quotes for LIBOR Market
     Loans or Set Rate Loans; and

               (v) if the Money Market Quotes requested are quotes for Set Rate Loans, the date on which the Money Market Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Money Market Quotes are to be submitted is called the "Quotation Date").

Except as otherwise provided in this Section 2.03(b), no Money Market Quote Request shall be given within five Business Days (or such other number of days as the Company and the Agent, with the consent of the Majority Banks, may agree) of any other Money Market Quote Request (unless the auction thereby requested shall be abandoned).

          (c)  (i)  Each Bank may submit one or more Money Market
     Quotes, each containing an offer to make a Money Market Loan in response to any Money Market Quote Request; provided

     that, if the Company's request under Section 2.03(b) hereof specified more than one Interest Period, such Bank may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the Agent not later than
     (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree); provided that any Money Market Quote may be submitted by Chase (or its Applicable Lending Office) only if Chase (or such Applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03, 6.02 and 9 hereof, any Money Market Quote so made shall be irrevocable except with the consent of the Agent given on the instructions of the Company.

              (ii)  Each Money Market Quote shall be
     substantially in the form of Exhibit E hereto and shall specify:

               (A)  the proposed date of borrowing and the
          Interest Period therefor;

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 (or a larger multiple of $1,000,000); provided that the aggregate principal amount of all Money Market Loans for which a Bank submits Money Market Quotes (x) may be greater or less than the Commitment of such Bank but
          (y) may not exceed the principal amount of the Money Market Borrowing for a particular Interest Period for which offers were requested;

               (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "LIBO Margin") offered for each such Money Market Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

               (D) in the case of a Set Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Money Market Loan (the "Set Rate"); and

               (E)  the identity of the quoting Bank.

     Unless otherwise agreed by the Agent and the Company, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made, provided that the submission by any Bank containing more than one Money Market Quote may be conditioned on the Company not accepting offers contained in such submission that would result in such Bank making Money Market Loans pursuant thereto in excess of a specified aggregate amount (the "Money Market Loan Limit").

          (d) The Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:15 a.m. New York time on the Quotation Date) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify the Company of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with
Section 2.03(c) hereof and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Company shall specify (A) the aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and LIBO Margins or Set Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Money Market Quote).

          (e) Not later than 11:00 a.m. New York time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree), the Company shall notify the Agent of

its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) hereof (which notice shall specify the aggregate principal amount of offers from each Bank for each Interest Period that are accepted, it being understood that the failure of the Company to give such notice by such time shall constitute nonacceptance) and the Agent shall promptly notify each affected Bank. The notice from the Agent shall also specify the aggregate principal amount of offers for each Interest Period that were accepted and the lowest and highest Money Market Margins and Money Market Rates that were accepted for each Interest Period. The Company may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part shall be at least $5,000,000 or a larger multiple of $1,000,000); provided that:

               (i)  the aggregate principal amount of each Money
     Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

              (ii)  the aggregate principal amount of each Money
     Market Borrowing shall be at least $10,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

             (iii)  acceptance of offers may, subject to clause
     (v) below, be made only in ascending order of LIBO Margins or Set Rates, as the case may be, in each case beginning with the lowest rate so offered;

              (iv) the Company may not accept any offer where the Agent has advised the Company that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof);

               (v)  the aggregate principal amount of each Money
     Market Borrowing from any Bank may not exceed any applicable
     Money Market Loan Limit of such Bank.

If offers are made by two or more Banks with the same LIBO Margins or Set Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in amounts of at least $5,000,000 or larger multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of

Money Market Loans shall be conclusive in the absence of manifest error.

          (f) Any Bank whose offer to make any Money Market Loan has been accepted in accordance with the terms and conditions of this Section 2.03 shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

          2.04  Swingline Loans.

          (a) The Swingline Bank hereby agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the date hereof to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the Swingline Commitment; provided that (i) the aggregate unpaid principal amount of all Swingline Loans, together with the aggregate unpaid principal amount of all Syndicated Loans and all Money Market Loans and the aggregate amount of all Letter of Credit Liabilities at any one time outstanding, may not exceed the aggregate amount of the Commitments and (ii) the aggregate unpaid principal amount of all Swingline Loans may not exceed $25,000,000. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow the amount of the Swingline Commitment by means of Base Rate Loans.

          (b) The Company shall, not before noon and not later than 4:00 p.m. New York time on the date on which the Company proposes to borrow a Swingline Loan, give the Agent (which shall promptly notify the Swingline Bank and the Banks) notice of such borrowing (a "Swingline Borrowing Notice"), which notice shall be irrevocable and effective only upon receipt by the Agent and shall specify the principal amount of the Swingline Loan to be borrowed (which shall be at least $10,000,000 and in larger multiples of $1,000,000). Not later than 4:30 p.m. New York time, on the date specified in each Swingline Borrowing Notice hereunder, the Swingline Bank shall, subject to the terms of this Agreement, make the amount of the Swingline Loan to be made by it on such date available to the Agent in account number

NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

          2.05 Letters of Credit. Subject to the terms and conditions of this Agreement, the Commitments may be utilized, upon the request of the Company, in addition to the Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Bank of letters of credit (collectively, "Letters of Credit") for account of the Company or any of its Subsidiaries (as specified by the Company), provided that in no event shall
(i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Loans, exceed the aggregate amount of the Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $25,000,000 and (iii) the expiration date of any Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date twelve months following the issuance of such Letter of Credit. The following additional provisions shall apply to Letters of Credit:

          (a) The Company shall give the Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Commitment Termination
     Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Agent shall advise the Issuing Bank of the contents thereof.

          (b) On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Bank shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Bank's Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Bank (other than the Issuing Bank) agrees that, upon the issuance

     of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Bank's liability under such Letter of Credit in an amount equal to such Bank's Commitment Percentage of such liability, and each Bank (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Commitment Percentage of the Issuing Bank's liability under such Letter of Credit.

          (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company (through the Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Agent for the account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit not later than the Reimbursement Date (as defined below) for such payment, without presentment, demand, protest or other formalities of any kind. For purposes of the preceding sentence, the "Reimbursement Date" for any payment under a Letter of Credit shall mean (i) the date of such payment, if the Issuing Bank shall have notified the Company at or before 3:00 p.m. New York time on such date that the Issuing Bank intends to make such payment on such date, or (ii) the first Business Day following such date of payment, in all other cases. Nothing in this Agreement shall release the Issuing Bank from any claim by the Company for gross negligence in honoring or failing to honor any demand for payment under a Letter of Credit.

          (d) Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.05, the Company shall advise the Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in
     Section 4.05 hereof. In the event that the Company fails to so advise the Agent, or if the Company fails to reimburse the Issuing Bank for a payment under a Letter of Credit by the Reimbursement Date (as defined in the preceding paragraph (c)), the Agent shall give each Bank prompt notice of the amount of the demand for payment, specifying such

     Bank's Commitment Percentage of the amount of the related demand for payment.

          (e) Each Bank (other than the Issuing Bank) shall pay to the Agent for account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, the amount of such Bank's Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Bank (through the Agent) to such Bank requesting such payment and specifying such amount. Each such Bank's obligation to make such payment to the Agent for account of the Issuing Bank under this clause (e), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Bank to make its payment under this clause (e), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Bank shall default in its obligation to make any such payment to the Agent for account of the Issuing Bank, for so long as such default shall continue the Agent may at the request of the Issuing Bank withhold from any payments received by the Agent under this Agreement for account of such Bank the amount so in default and, to the extent so withheld, pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

          (f) Upon the making of each payment by a Bank to the Issuing Bank pursuant to clause (e) above in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the Agent, the Issuing Bank or such Bank, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Bank's Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to clause (g) of this Section 2.05). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall

     promptly pay to the Agent for account of each Bank entitled thereto, such Bank's Commitment Percentage of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Banks hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Bank shall, upon the request of the Issuing Bank (through the Agent), repay to the Issuing Bank (through the Agent) the amount of such payment paid to such Bank, with interest at the rate specified in clause (j) of this Section 2.05.

          (g) The Company shall pay to the Agent for account of each Bank (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Letter of Credit in an amount equal to the Applicable Letter of Credit Fee Percentage of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and
     (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Agent for account of the Issuing Bank all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

          (h) Promptly following the end of each calendar month, the Issuing Bank shall deliver (through the Agent) to each Bank and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Bank from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Bank with respect to each Letter of Credit then outstanding.

          (i) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 6 hereof, be subject to the condition

     precedent that such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type.

          (j) To the extent that any Bank shall fail to pay any amount required to be paid pursuant to clause (e) or (f) of this Section 2.05 on the due date therefor, such Bank shall pay interest to the Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made, provided that if such Bank shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Bank shall be obligated to pay interest on such amount at the Post-Default Rate.

          (k)  The issuance by the Issuing Bank of any
     modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.05 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Bank shall have consented thereto.

The Company hereby indemnifies and holds harmless each Bank and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Bank or the Agent may incur (or that may be claimed against such Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; provided that the Company shall not be required to indemnify any Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or
(y) in the case of the Issuing Bank, such Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.05 is intended to limit the other obligations of the Company, any Bank or the Agent under this Agreement.

          2.06  Changes of Commitments.

          (a) The aggregate amount of the Commitments and the Swingline Commitment shall be automatically reduced to zero on the Commitment Termination Date.

          (b) The Company shall have the right at any time or from time to time (i) so long as no Syndicated Loans, Money Market Loans, Swingline Loans or Letter of Credit Liabilities are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities and the aggregate principal amount of all Loans); provided that (A) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof, (B) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 and
(C) the aggregate amount of the Commitments shall at no time be less than the amount of the Swingline Commitment as then in effect.

          (c) The Company shall have the right at any time or from time to time (i) to terminate the Swingline Commitment and
(ii) to reduce the aggregate unused amount of the Swingline Commitment; provided that (A) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (B) each partial reduction shall be in an aggregate amount at least equal to $10,000,000.

          (d) The Commitments and the Swingline Commitment once terminated or reduced may not be reinstated.

          2.07 Facility Fee. The Company shall pay to the Agent for account of each Bank a facility fee on the daily average amount of such Bank's Commitment, for the period from and including the date of this Agreement to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to Applicable Percentage as in effect from time to time. Accrued facility fee shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.

          2.08 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable
Lending Office for Loans of such Type.

          2.09 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Company at any time hereunder to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.10  Prepayments of Loans and Conversions or
Continuations of Loans.

          (a) Subject to Section 4.04 hereof, the Company shall have the right to prepay Syndicated Loans or to Convert Syndicated Loans of one Type into Syndicated Loans of another Type or Continue Syndicated Loans of one Type as Syndicated Loans of the same Type, at any time or from time to time, provided
(a) the Company shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in
Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder), (b) the Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loan and (c) prior to the date falling 15 days after the date hereof, all Eurodollar Loans must have an Interest Period of one month's duration, and, to the extent that prior to such date a Eurodollar Loan would not satisfy such conditions, such Loan may not be Converted into a Eurodollar Loan.

          Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Agent may (and at the request of the Majority Banks shall) suspend the right of the Company to Convert any Syndicated Loan into a Eurodollar Loan, or to Continue any Syndicated Loan as a Eurodollar Loan, in which event all Eurodollar Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

          (b)  Money Market Loans may not be prepaid.

          2.11 Replacement of Banks. Provided that no Default shall have occurred and be continuing, the Company may, at any time, terminate the Commitment of or replace any Bank that has requested compensation from the Company pursuant to Section 5.01 or 5.06 hereof or exercised any right under Section 5.03 or 5.04 hereof, or that has declined to consent to any modification or amendment to this Agreement requested by the Company, by giving not less than ten Business Days' prior notice to the Agent (which shall promptly notify such Bank), that it intends to terminate the Commitment of such Bank or to replace such Bank with respect to its rights and obligations (including, without limitation, its Loans and Letter of Credit Interest outstanding and its Commitment) as a "Bank" under this Agreement (collectively, the "Transferred Interest") with one or more banks (including, but not limited to, any other Bank under this Agreement) selected by the Company and acceptable to the Agent, the Issuing Bank and the Swingline Bank (none of which shall unreasonably withhold its consent). Upon the effective date of any termination or replacement under this Section 2.11 (and as a condition thereto), the Company shall pay to the Bank being replaced an amount equal to all principal, interest, fees and other amounts then owing to such Bank hereunder in respect of the Transferred Interest whereupon each replacement bank shall become a "Bank" for all purposes of this Agreement having a Commitment in the amount of such Bank's Commitment assumed by it and all of its rights and obligations under this Agreement of "Bank(s)" holding the Transferred Interest and such Commitment of the Bank being replaced shall be terminated upon such effective date and all of such Bank's rights and obligations under this Agreement (including, if such Bank is the Issuing Bank or the Swingline Bank, its Letter of Credit Commitment and its Swingline Commitment) shall terminate (provided that the obligations of the Company under Sections 5.01, 5.05, 5.06 and 11.03 hereof to such Bank, and the obligations of such Bank under Section 10.05 hereof, shall survive such replacement as provided in
Section 11.07 hereof). Notwithstanding the foregoing provisions of this Section 2.11, the Company may not terminate the Commitment of any Bank as provided above in this Section 2.11 at any time that any Letter of Credit or Swingline Loan is outstanding unless the Company replaces such Bank as provided above in this Section 2.11. If the Commitment of any Bank that is a Reference Bank (or whose Applicable Lending Office is a Reference Bank, as the case may be) shall terminate (other than pursuant to Section 9 hereof), such Bank shall thereupon cease to be a Reference Bank and, if as a result of the foregoing, there shall only be two Reference Banks remaining, then the Agent (after consultation with the Company) shall, by notice to the Company and the Banks, designate another Bank as a Reference

Bank, so that there shall at all times be at least three
Reference Banks.

          Section 3.  Payments of Principal and Interest.

          3.01  Repayment of Loans.

          (a) The Company hereby promises to pay to the Agent for account of each Bank the entire outstanding principal amount of each of such Bank's Syndicated Loans, and each Syndicated Loan shall mature, on the Commitment Termination Date.

          (b) The Company hereby promises to pay to the Agent for account of each Bank that makes any Money Market Loan the entire outstanding principal amount of such Money Market Loan, and such Money Market Loan shall mature, on the last day of the Interest Period for such Loan.

          (c) The Company hereby promises to pay to the Agent for account of the Swingline Bank, the entire outstanding principal amount of each Swingline Loan, and each Swingline Loan shall mature, on the fifth Business Day after the date such Swingline Loan is made.

          3.02 Interest. The Company hereby promises to pay to the Agent for account of each Bank and the Swingline Bank interest on the unpaid principal amount of each Loan made by such Bank and the Swingline Bank, as the case may be, for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (i)  during such periods as such Loan is a Base Rate
     Loan, the Base Rate as in effect from time to time;

         (ii)  during such periods as such Loan is a Eurodollar
     Loan, for each Interest Period relating thereto, the Fixed
     Base Rate for such Loan for such Interest Period plus the Applicable Percentage;

        (iii) if such Loan is a LIBOR Market Loan, the Fixed Base Rate for such Loan for the Interest Period therefor plus (or minus) the LIBO Margin quoted by the Bank making such Loan in accordance with Section 2.03 hereof; and

        (iv) if such Loan is a Set Rate Loan, the Set Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof.
Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank, on any Reimbursement Obligation held by such Bank and on any other amount payable by the Company hereunder to or for account of such Bank, that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of Set Rate Loans, LIBOR Market Loans and Eurodollar Loans, on the last day of the Interest Period therefor and, if such Interest Period is longer than three months (in the case of a Eurodollar Loan or a LIBOR Market Loan), at three-month intervals following the first day of such Interest Period, (iii) in the case of Syndicated Loans, upon the Conversion of a Syndicated Loan of one Type to a Syndicated Loan of another Type, (but only on the principal amount so Converted), and (iv) in the case of any Loan, upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to such of the Banks and the Swingline Bank to which such interest is payable and to the Company.

          Section 4.  Payments; Pro Rata Treatment; Computations;
Etc.
          4.01  Payments.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the Fee Letter, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day), provided that if a new Syndicated Loan is to be made by any Bank on a date the Company is to repay any principal of an outstanding Syndicated Loan of such Bank, such Bank shall apply the proceeds of such new Syndicated Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Bank to the Agent as

provided in Section 2.02 hereof or paid by the Company to the Agent pursuant to this Section 4.01, as the case may be.

          (b) Any Bank, Issuing Bank or Swingline Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with such Bank, Issuing Bank or Swingline Bank, as the case may be (with notice to the Company and the Agent), provided that such Bank's, Issuing Bank's or Swingline Bank's (as the case may be) failure to give such notice shall not affect the validity thereof.

          (c) The Company shall, at the time of making each payment under this Agreement for account of any Bank, Issuing Bank or Swingline Bank, specify to the Agent the Loans, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default referred to in Section 9(a) hereof has occurred and is continuing, the Agent may distribute such payment to the Banks in such manner as the Majority Banks may determine to be appropriate, subject to Section 4.02 hereof).

          (d) Except to the extent otherwise provided in the last sentence of Section 2.05(e) hereof, each payment received by the Agent under this Agreement for account of any Bank, any Issuing Bank or the Swingline Bank shall be paid promptly to such Bank, such Issuing Bank or the Swingline Bank (as the case may be), in immediately available funds, for account of the Applicable Lending Office of such Bank, such Issuing Bank or the Swingline Bank (as the case may be) for the Loan in respect of which such payment is made.

          (e) If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business
Day, such date shall be extended to the next succeeding Business
Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Banks under Section 2.01 hereof shall be made from the Banks, each payment of facility fee under
Section 2.07 hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.06 hereof shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of

their respective Commitments; (b) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the Banks, according to the amounts of their respective Commitments in the case of making Loans, and according to the amounts of their respective Syndicated Loans, in the case of Conversion and Continuation of Loans, and the then current Interest Period for each Eurodollar Loan shall be coterminous;
(c) each payment or prepayment of principal of Syndicated Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Syndicated Loans the outstanding principal amount of the Syndicated Loans shall not be held by the Banks pro rata in accordance with their respective Commitments in effect at the time such Loans were made (by reason of a failure of a Bank to make a Loan hereunder in the circumstances described in the last paragraph of Section 11.04 hereof), then such payment shall be applied to the Syndicated Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Syndicated Loans being held by the Banks pro rata in accordance with their respective Commitments; and (d) each payment of interest on Syndicated Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks.

          4.03 Computations. Interest on Money Market Loans and Eurodollar Loans and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.05(g) hereof, excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and Reimbursement Obligations and facility fee shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04 Minimum Amounts. Each borrowing, Conversions and partial prepayment of principal of Loans shall, except to the extent otherwise expressly provided herein, be in an aggregate amount at least equal to $10,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case

of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), provided that the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $10,000,000 or a larger multiple of $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05  Certain Notices.  Except as otherwise provided in
Section 2.03 hereof with respect to Money Market Loans and 2.04 hereof with respect to Swingline Loans, notices by the Company to the Agent of terminations or reductions of the Commitments and of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. New York time (or in the case of borrowings of Base Rate Loans, 12:00 noon New York time) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                             Number of
                                              Business
          Notice                             Days Prior

     Termination or reduction
     of Commitments                               1

     Borrowing or prepayment of
     Base Rate Loans                              same day

     Borrowing or prepayment of,
     Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans                 3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business
Day).  The Agent shall promptly notify the Banks of the contents

of each such notice. In the event that the Company fails to select the Type of Syndicated Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (i) if the Required Payment shall represent a payment to be made by the Company to the Banks, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Company under
     Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and
         (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

The foregoing provisions of this Section 4.06 shall apply mutatis mutandis to the Reimbursement Obligations owing to the Issuing
Bank and to the Swingline Loans made by the Swingline Bank.

          4.07  Sharing of Payments, Etc.

          (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank, the Issuing Bank or the Swingline Bank may otherwise have, each of the Banks, the Issuing Bank and the Swingline Bank shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's, the Issuing Bank's or the Swingline Bank's Loans, Reimbursement Obligations or Swingline Loans (as the case may be), or any other amount payable to such Bank, the Issuing Bank or the Swingline Bank (as the case may be) hereunder, which is not paid when due within any applicable grace period (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Bank's, the Issuing Bank's or the Swingline Bank's (as the case may be) failure to give such notice shall not affect the validity thereof.

          (b) If any Bank shall obtain payment of any principal of or interest on any Syndicated Loan owing to it by the Company, or in respect of its interest in any Reimbursement Obligation or Swingline Loan, through the exercise of any right of set-off, bankers' lien or counterclaim or similar right or otherwise (other than as expressly provided in this Agreement), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on its Syndicated Loans, or in respect of its interest in any Reimbursement Obligation or Swingline Loan, then due hereunder by the Company than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the

Syndicated Loans, Reimbursement Obligations or Swingline Loans, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Syndicated Loans, Reimbursement Obligations or Swingline Loans, respectively, owing to each of the Banks, provided that if at the time of such payment the outstanding principal amount of the Syndicated Loans shall not be held by the Banks pro rata in accordance with their respective Commitments in effect at the time such Loans were made (by reason of a failure of a Bank to make a Loan hereunder in the circumstances described in the last paragraph of Section 11.04 hereof), then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as is practicable, in the outstanding principal amount of the Syndicated Loans being held by the Banks pro rata according to the amounts of such Commitments. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Company agrees that any Bank so purchasing such a participation (or direct interest) referred to in clause (b) above (or in interest due thereon, as the case may be) may, to the extent enforceable under applicable law, exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

          (d) Nothing contained herein shall require any Bank, the Issuing Bank or the Swingline Bank to exercise any such right of set-off, banker's lien or counterclaim or shall permit or affect the right of any Bank, the Issuing Bank or the Swingline Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company.

          (e) If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.
          Section 5.  Yield Protection, Etc.

          5.01  Additional Costs.

          (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans, its issuance of any Letters of Credit, its acquisition of any Letter of Credit Interest or its obligation to make any Fixed Rate Loans, to issue any Letters of Credit or to acquire any Letter of Credit Interest, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans, Letters of Credit, Letter of Credit Interest or obligation, or in respect of any Reimbursement Obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

               (i) shall subject any Bank (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans, Letters of Credit, Letter of Credit Interest or Reimbursement Obligation or changes the basis of taxation of any amounts payable to such Bank under this Agreement in respect of any of such Loans, Letters of Credit, Letter of Credit Interest or Reimbursement Obligation (excluding any such taxes imposed on or with respect to the net income of any Bank and similar taxes imposed on any Bank, in each case by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank is organized or in which such Bank has its principal place of business or Applicable Lending Office); or

              (ii) imposes or modifies any reserve, special deposit or similar requirements (other than, in the case of any Bank for any period as to which the Company is required to pay any amount under paragraph (e) below, the reserves against "Eurocurrency liabilities" under Regulation D therein referred to) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans, any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof, any Letters of Credit, any Letter of Interest or any Reimbursement Obligation), or any commitment of such Bank (including, without limitation,

     the Commitment of such Bank) hereunder; or

             (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities) or its Commitment.

In the event that, by reason of any Regulatory Change, any Bank incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurodollar Loans, the Bank shall be entitled to compensation in respect thereof under this Section 5.01(a) based upon allocations and attributions made by such Bank in good faith, which may include marginal or average allocations and attributions and allocations and attributions made on a "first-in-first-out" or "last-in-first-out" basis. If any Bank requests compensation from the Company under this Section 5.01(a) in connection with any Eurodollar Loans or its obligation to make any Eurodollar Loans, the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank thereafter to make or Continue Eurodollar Loans or to Convert Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make or Continue or Convert Loans into Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such

Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority resulting from any Regulatory Change of capital in respect of its Commitment, the Swingline Commitment, its Loans, its Letters of Credit, its Letter of Credit Interests or its obligation hereunder to issue Letters of Credit or acquire Letter of Credit Interests (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

          (d) Each Bank shall notify the Company of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice, (ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America and (iii) each Bank claiming any additional amounts payable pursuant to this
Section 5.01 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or documents reasonably requested in writing by the Company if the making of such a filing would avoid the need for or reduce the amount of any additional amounts that may thereafter accrue and would not, in the reasonable determination of such Bank, be otherwise disadvantageous to such Bank. No Bank shall be entitled to make any claim under this Section 5.01 with respect to any LIBOR Market Loan if it shall have been aware of the circumstances giving rise to such claim at the time it submitted the Money Market Quote with respect to such Loan. Each Bank will furnish to the Company a certificate setting forth the basis and amount

of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01, including a statement of the circumstances giving rise to such request and the method by which such amount has been determined. Determinations and allocations by any Bank for purposes of this Section 5.01, including determinations of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this
Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

          (e) Without limiting the effect of the foregoing, the Company shall pay to each Bank on the last day of the Interest Period therefor (or, if such Bank shall not have notified the Company on or before the second Business Day preceding such day of the amount payable to such Bank under this paragraph (c) on such day, on the second Business Day following the date of such notice) so long as such Bank is maintaining reserves against "Eurocurrency liabilities" under Regulation D (or, unless the provisions of paragraph (b) above are applicable, so long as such Bank is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans or LIBOR Market Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank that includes any Eurodollar Loans or LIBOR Market Loans) an additional amount (determined by such Bank and notified to the Company through the Agent) equal to the product of the following for each Eurodollar Loan or LIBOR Market Loan for each day during such Interest Period:

               (i) the principal amount of such Eurodollar Loan or LIBOR Market Loan outstanding on such day; and

              (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan or LIBOR Market Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the effective rate (expressed as a decimal), taking into account the overall amount of such Bank's Eurocurrency Liabilities (as defined in Regulation D) or other categories of liabilities against which reserves must be maintained, at which such reserve requirements are

     imposed on such Bank on such day minus (y) such numerator;
     and

             (iii)  1/360;

provided that no Bank shall be entitled to any additional amount under this Section 5.01(e) with respect to any Interest Period unless such Bank requests such additional amount as provided in this Section 5.01(e) within 45 days after the last day of such Interest Period.

          5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Base Rate for any Interest Period:

          (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for either Type of Fixed Rate Loans as provided herein; or

          (b) the Majority Banks determine (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans (or LIBOR Market Loans, as the case may be) for such Interest Period is to be determined will not cover the cost to such Banks (or to such quoting Bank), excluding any cost for which a claim may be made by such Banks (or such quoting
     Bank) under Section 5.01 or 5.06 hereof, of making or maintaining Eurodollar Loans (or LIBOR Market Loans, as the case may be) for such Interest Period;

then the Agent shall give the Company and each Bank prompt notice thereof (including a statement in reasonable detail of the circumstances giving rise to such notice) and, so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional Eurodollar Loans or to Continue or Convert Loans into Eurodollar Loans (or to make LIBOR Market Loans, as the case may be) (if such determination shall have been made with respect to Eurodollar Loans) the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, prepay such Loans

or Convert the Eurodollar Loans into Base Rate Loans in accordance with Section 2.10 hereof.

          5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans or LIBOR Market Loans hereunder, then such Bank shall promptly give the Company notice (including a statement in reasonable detail of the circumstances giving rise to such notice) thereof (with a copy to the Agent) and such Bank's obligation to make or Continue, or to Convert Loans into Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case such Bank shall notify the Company as promptly as practicable and the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Market Loan that it has offered to make.

          5.04 Treatment of Affected Loans. If the obligation of any Bank to make a particular Type of Fixed Rate Loans or to Continue, or to Convert Syndicated Loans into Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Agent as being necessary to comply with applicable law) and, unless and until such Bank gives notice as provided below (which such Bank agrees to do as promptly as practicable) that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Bank's Eurodollar Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Base Rate Loans and all Loans of such Bank that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Bank gives notice to the Company with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Bank's Eurodollar Loans

pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05 Compensation. The Company shall pay to the Agent for account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

          (a) any payment or prepayment of a Fixed Rate Loan or a Set Rate Loan or Conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Fixed Rate Loan or a Set Rate Loan (with respect to which, in the case of a Money Market Loan, the Company has accepted a Money Market Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 or 2.03(b) hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein minus the Applicable Percentage used to determine such rate, in the case of a Eurodollar Loan, over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such

Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan or a LIBOR Market Loan) or the United States secondary certificate of deposit market (if such Loan is a Set Rate Loan) for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

          5.06  U.S. Taxes.

          (a) The Company agrees to pay to each Bank that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

          (i) to any payment to a Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, either entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of the Loans), or

         (ii) to any U.S. Tax imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.

For the purposes of this Section 5.06(a), (w) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant

taxing authorities of the United States of America to document a claim to which such Form relates), (y) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (z) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, excluding any such taxes imposed on or with respect to the net income of any Bank and similar taxes imposed on any Bank, in each case by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank is organized or in which such Bank has its principal place of business or Applicable Lending Office.

          (b) Within 30 days after paying any amount to the Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be). Any Bank claiming any additional amounts payable pursuant to this Section 5.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Company or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change of such Applicable Lending Office would avoid the need for or reduce the amount of any additional amounts that may thereafter accrue and would not, in the reasonable determination of such Bank, be otherwise disadvantageous to such Bank.

          (c) If a Bank receives a refund in respect of any U.S. Taxes that such Bank determines in its sole judgment is attributable to U.S. Taxes for which it has received additional amounts under this Section 5.06, such Bank shall pay to the Company the amount thereof promptly after such Bank's receipt thereof. No Bank shall have any obligation to make a claim for any refund of U.S. Taxes.

          Section 6.  Conditions Precedent.

          6.01 Initial Extension of Credit . The obligation of any Bank to make its initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the conditions precedent that the Agent shall have

received the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below, to each Bank) in form and substance:

          (a) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of the Company and of all corporate authority for the Company (including, without limitation, resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of the Basic Documents and each other document to be delivered by the Company from time to time in connection herewith and the extensions of credit hereunder (and the Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary).

          (b) Opinion of Counsel to the Company. An opinion of Thomas McKee, Esq., Associate General Counsel of the Company, substantially in the form of Exhibit B hereto and covering such other matters as the Agent or any Bank may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Agent), provided that the matters to be covered by such opinion may be divided between an opinion of Mr. McKee and an opinion of Cravath, Swaine & Moore in a manner satisfactory to the Majority Banks.

          (c) Opinion of Special New York Counsel to Chase. An opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit C hereto (and Chase hereby instructs such counsel to deliver such opinion to the Banks).

          (d) Other Documents. Such other documents as the Agent, any Bank, the Swingline Bank, the Issuing Bank or special New York counsel to Chase may reasonably request.

The obligation of any Bank to make its initial extension of credit hereunder is also subject to the payment by the Company of such fees as the Company shall have agreed to pay or deliver to any Bank or the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

          6.02 Initial and Subsequent Extensions of Credit. The obligation of any Bank to make any Loan or otherwise extend any credit (including such Bank's initial Loan or other extension of credit) to the Company upon the occasion of each borrowing hereunder or other extension of credit hereunder, the obligation of the Issuing Bank to issue any Letter of Credit and the obligation of the Swingline Bank to make any Swingline Loan (including its initial Swingline Loan), is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto or to the intended use thereof:

          (a)  no Default shall have occurred and be continuing;

          (b) the representations and warranties made by the Company in Section 7 hereof (other than (i) the last sentence of Section 7.02 hereof, (ii) Section 7.03 hereof,
     (iii) Section 7.08 hereof or (iv) Section 7.11 hereof) shall be true on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date; and

          (c) the aggregate principal amount of the Loans outstanding or to be made on such date (giving effect to any payments or prepayments made on such date), together with the aggregate amount of all Letter of Credit Liabilities outstanding, shall not exceed the aggregate amount of the Commitments then in effect.

Each notice of borrowing or request for the issuance of a Letter of Credit by the Company hereunder, and each Swingline Borrowing Notice, shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

          Section 7.  Representations and Warranties.  The
Company represents and warrants to the Agent and the Banks that:

          7.01 Corporate Existence. Each of the Company and its Material Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
(b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business substantially as now being or as proposed to be conducted; and

(c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

          7.02 Financial Condition. The Company has heretofore furnished to each of the Banks a consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1993 and the related consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Coopers & Lybrand, and the unaudited consolidated balance sheet of the Company and its Subsidiaries as at June 30, 1994 and the related consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the three-month period ended on such date. All such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at March 31, 1994, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Since December 31, 1993, there has been no material adverse change in the consolidated financial condition taken as a whole of the Company and its Subsidiaries from that set forth in said financial statements as at said date, it being acknowledged that changes relating to the Company's industry in general and not specifically to the Company do not constitute such a material adverse change.

          7.03 Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

          7.04 No Breach. None of the execution and delivery of this Agreement and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court

or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

          7.05 Action. The Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents; the execution, delivery and performance by the Company of each of the Basic Documents have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the the other Basic Documents when executed and delivered will constitute, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of the Basic Documents or for the legality, validity or enforceability hereof or thereof.

          7.07 Use of Credit. None of the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          7.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance with, and has been administered in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, to the extent noncompliance could reasonably be expected to result in a Material Adverse Effect. No event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Banks under Section 8.01(e) hereof that (individually or in the aggregate) could reasonably

be expected to have a Material Adverse Effect.

          7.09 Taxes. The Company and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

          7.10 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11 Environmental Matters. The Company is not aware of (a) any failures on the part of the Company or any of its Subsidiaries to comply with laws, rules, regulations, orders or decrees relating to the protection of employee health and safety or the environment, or (b) any events, conditions or circumstances involving employee health and safety or environmental pollution or contamination, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          7.12 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          Section 8. Covenants of the Company. The Company covenants and agrees with the Banks and the Agent that, so long as any Commitment, the Swingline Commitment, any Loan or any Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

          8.01 Financial Statements Etc. The Company shall deliver to each of the Banks:

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, (i) a copy of the Quarterly Report on Form 10Q filed by the Company with the Securities and Exchange Commission or, if such a Quarterly Report shall not have been filed, (ii) consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such period and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year and accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, (i) a copy of the Annual Report on Form 10K filed by the Company with the Securities and Exchange Commission or, if such an Annual Report shall not have been filed, (ii) consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles;

          (c) promptly upon their becoming available, copies of all registration statements (other than with respect to employee benefit or similar plans) and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental

     agency substituted therefor) or any national securities exchange;

          (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) as soon as possible, and in any event within 30 days after the Company knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

               (i)  any reportable event, as defined in
          Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
          Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of
          Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
          Section 412(m) of the Code or Section 302(e) of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
          Code); and any request for a waiver under
          Section 412(d) of the Code for any Plan;

              (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan under Section 4041(c) of ERISA;

             (iii)  the institution by PBGC of proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal from a ployer Plan by the Company or any ERISA Affiliate that results in a material liability of the Company or any of its Subsidiaries under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
          Section 4041A of ERISA;

               (v)  the institution of a proceeding by a
          fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days and which could reasonably be expected to have a Material Adverse Effect; and

              (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or
          Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (f) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

          (g) promptly after the Company obtains knowledge of any event or circumstance that, in the good faith judgment of the Company, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby or thereby, a notice describing such event or circumstance; and

          (h) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including,

     without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request and as shall be reasonably available to the Company.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company
(i) to the effect that, to the best knowledge of such officer, no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Section 8.07 hereof as of the end of the respective quarterly fiscal period or fiscal year.

          8.02 Litigation. The Company will promptly give to each Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that could not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

          8.03 Existence, Etc. The Company will, and will cause each of its Subsidiaries to:

          (a) preserve and maintain its legal existence and (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect) all of its rights, privileges, licenses and franchises (provided that nothing in this Section 8.03 shall prohibit the merger, consolidation, amalgamation, liquidation, winding up or dissolution of any Subsidiary of the Company or any transaction expressly permitted under Section 8.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the

     date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect);

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) permit representatives of any Bank or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Agent (as the case may be).

          8.04 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, or through self-insurance, with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

          8.05 Prohibition of Fundamental Changes. The Company will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, substantially all of its business or Property, whether now owned or hereafter acquired. Notwithstanding the foregoing provisions of this Section 8.05, the Company may merge or consolidate with any other Person if
(i) either (a) the Company is the surviving corporation or (b) both (1) the successor corporation is organized and existing under the laws of any state in the United States of America or the laws of the District of Columbia and expressly assumes the obligations of the Company under the Basic Documents and any promissory notes issued under Section 11.06(e) hereof by an instrument satisfactory to the Agent and the Majority Banks in

form and substance and (2) the sole purpose of such merger or consolidation is to effect a reincorporation of the Company in such state or the District of Columbia, as the case may be, and
(ii) after giving effect thereto no Default would exist hereunder.

          8.06 Limitation on Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)  Liens existing on the date of this Agreement;

          (b) Liens on property of, or on any shares of stock or indebtedness of, any corporation existing at the time such corporation becomes a Subsidiary of the Company;

          (c) Liens on property of, or on any shares of stock or indebtedness of, any corporation existing at the time such corporation is merged into or consolidated with the Company or a Subsidiary of the Company or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Subsidiary of the Company;

          (d) Liens on property existing at the time of the acquisition thereof or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Indebtedness incurred prior to, at the time of or within six months after, the acquisition or completion of such property for the purpose of financing all or any part of the purchase price or construction cost thereof;

          (e) Liens to secure all or part of the cost of repairing, altering, constructing, improving or developing such property as is, in the opinion of the Board of Directors, substantially unimproved or to secure
     Indebtedness incurred for the purpose of financing any such cost;

          (f) Liens on capital stock issued by, or partnership or other similar interests in, any Subsidiary of the Company provided that the Indebtedness secured by such Lien is also secured by Liens which if incurred by the Company or a Subsidiary of the Company would be covered by clause (d) or
     (e) of this Section 8.06 on property of such Subsidiary

     constituting at least 80% of the book value of its tangible assets;

          (g) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (h)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under
     Section 9(h) hereof;

          (i) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (j) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (k) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (l) other Liens incurred in the ordinary course of business that do not secure the repayment of Indebtedness;
     and

          (m)  additional Liens upon real and/or personal
     Property created after the date hereof, provided that the aggregate obligations secured thereby and incurred on and

     after the date hereof shall not exceed $100,000,000 in the aggregate at any one time outstanding.

          8.07  Leverage Ratio.  The Company will not permit the
Leverage Ratio to exceed 5.25 to 1 at any time.

          8.08. Accuracy and Completeness of Information. All written information furnished after the date hereof by the Company and its Subsidiaries to the Agent and the Banks in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

          8.09 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into any transaction directly or indirectly with or for the benefit of an Affiliate that is not in the best interest of the Company and its Subsidiaries. A transaction shall be deemed to be in the best interest of the Company and its Subsidiaries (a) where the monetary or business consideration provided by the Company and its Subsidiaries in the relevant transaction or series of related transactions has a present value (as determined by any reasonable method) of less than $25,000,000, if the management or the Board of Directors of the Company determines that the transaction or the series of related transactions is in the best interest of the Company and its Subsidiaries; and (b) where the monetary or business consideration provided by the Company and its Subsidiaries in the relevant transaction has a present value (as determined by any reasonable method) of $25,000,000 or more, a majority of disinterested directors of the Company determines that the transaction or the series of related transactions is in the best interest of the Company and its Subsidiaries.

          8.10 Use of Proceeds. The Company will use the proceeds of the Loans hereunder and Letters of Credit issued hereunder solely for general corporate purposes, including, without limitation, as a liquidity facility to pay commercial paper (in compliance with all applicable legal and regulatory requirements); provided that (i) neither the Agent, any Bank, the Issuing Bank nor the Swingline Bank shall have any responsibility as to any such use and (ii) the proceeds of any Swingline Loan may not be used to repay any other Swingline Loan.

          8.11  Lines of Business.  The primary lines of business

of the Company and its Subsidiaries, determined on a consolidated basis, shall be in the media industry.

          Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) The Company shall: (i) default in the payment of any principal of any Loan or any Reimbursement Obligation when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan, any fee or any other amount payable by it hereunder or under any other Basic Document when due and such default shall have continued unremedied for three or more Business Days; or

          (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $100,000,000 or more; or any default or similar event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur and any applicable grace periods shall have expired if the effect of such event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by the Company, or any certificate furnished to any Bank, the Issuing Bank, the Swingline Bank or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(f), 8.05, 8.06, 8.07 or 8.09 hereof; or the Company shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of thirty or more days

     after notice thereof to the Company by the Agent, any Bank, the Issuing Bank or the Swingline Bank; or

          (e) The Company or any of its Material Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) The Company or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Material Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Material Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or such Material Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Material Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $100,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or

     provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 8.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect; or

          (j) Continuing Directors shall cease to constitute a majority of the Board of Directors of the Company; or

          (k) Any Person (other than a member of the Tisch Family) or two or more Persons (other than members of the Tisch Family) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the outstanding shares of voting stock of the Company without the approval of a majority of the Continuing Directors of the Company as evidenced by a duly adopted resolution thereof;

THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Agent, upon request of the Majority Banks, or, with respect to the Swingline Commitment and Swingline Loans by the Swingline Bank, shall, by notice to the Company, cancel the Commitments and/or Swingline Commitment and declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Company hereunder (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f) or

(g) of this Section 9 with respect to the Company, the Commitments and the Swingline Commitment shall automatically be canceled and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Company hereunder (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

          In addition, if the Agent (or the Majority Banks through the Agent) so requests by notice to the Company upon or following a declaration by the Agent pursuant to the preceding paragraph that the principal amount then outstanding of, and accrued interest on, the Loans and Reimbursement Obligations and all other amounts payable by the Company hereunder have become due and payable, the Company agrees that it shall, (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Company, forthwith, without any demand or the taking of any other action by the Agent or such Banks) provide cover for the Letter of Credit Liabilities by paying to the Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Agent subject to and in accordance with Section 10.09 hereof.

          Section 10.  The Agent.

          10.01 Appointment, Powers and Immunities. Each Bank, the Issuing Bank and the Swingline Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of
Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank, the Issuing Bank or the Swingline Bank; (b) shall not be responsible to the Banks, the Issuing Bank or the Swingline Bank for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other document referred to or provided for herein or for any

failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible to the Banks, the Issuing Bank or the Swingline Bank for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may use non-employee agents and attorneys-in-fact and shall not be responsible to the Banks, the Issuing Bank or the Swingline Bank for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          10.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          10.03 Defaults. The Agent, the Issuing Bank and the Swingline Bank shall not be deemed to have knowledge or notice of the occurrence of a Default unless it has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks or to the Company, as the case may be. The Agent shall (subject to Sections 10.01 and 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

          10.04 Rights as a Bank, the Issuing Bank and the Swingline Bank. With respect to its Commitment and the Swingline Commitment, the Loans made by it, its Letter of Credit Interests and its interests acquired under Section 2.02(b) hereof in Swingline Loans, Chase (and any successor acting as Agent) in its

capacity as a Bank, the Issuing Bank or the Swingline Bank hereunder shall have the rights and powers provided hereby and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks", "Issuing Bank" or "Swingline Bank" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any Subsidiary or Affiliate) as if it were not acting as the Agent, and Chase and its subsidiaries and affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          10.05 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03), ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 11.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06 Non-Reliance on Agent and other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect

the properties or books of the Company or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any Subsidiary (or any of their affiliates) which may come into the possession of the Agent or any of its affiliates.

          10.07 Failure to Act. Except for action expressly required of the Agent hereunder the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its reasonable satisfaction from the Banks of their indemnification obligations under
Section 10.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          10.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, after consultation with the Company, appoint a successor Agent, which shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $300,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          10.09  Letter of Credit Collateral Account.

          (a) In the event that the Company shall be required pursuant to the last paragraph of Section 9 hereof to provide cover for Letter of Credit Liabilities, the Agent shall establish

with Chase a separate cash collateral account (the "Collateral Account") in the name and under the control of the Agent into which there shall be deposited from time to time certain amounts required or contemplated to be paid to the Agent as provided in the last paragraph of Section 9 hereof or otherwise.

          (b) As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of its obligations hereunder, the Company hereby pledges and grants to the Agent, for the benefit of the Banks, the Issuing Bank and the Agent as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time standing to the credit of the Collateral Account (and the investments and reinvestments therein provided for below). The balances from time to time standing to the credit of the Collateral Account shall not constitute payment of any obligations hereunder until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds standing to the credit of the Collateral Account shall be subject to withdrawal only as provided in this Section 10.09.

          (c) Amounts standing to the credit of the Collateral Account shall be invested and reinvested by the Agent in such Permitted Investments as the Company shall specify to the Agent from time to time (provided that the approval of the Agent shall be required for investments and reinvestments to be made during any period while an Event of Default has occurred and is continuing), which investments and reinvestments shall be held in the Collateral Account in the name and be under the control of the Agent.

          (d) At any time following the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Majority Banks, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances standing to the credit of the Collateral Account to the payment of the obligations of the Company in respect of the Letters of Credit and thereafter to the other obligations of the Company hereunder.

          (e) So long as no Event of Default shall have occurred and be continuing, on any date on which the aggregate amount of funds standing to the credit of the Collateral Account as cover for Letter of Credit Liabilities exceeds the aggregate amount of

Letter of Credit Liabilities, the Agent shall promptly deliver to the Company, against receipt but without any recourse, warranty or representation whatsoever, that portion of the balance in the Collateral Account equal to such excess.

          (f) The Company shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent's administration of the Collateral Account and investments and reinvestments of funds therein.

          For purposes of this Section 10.09, "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof;
(b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's or Moody's, respectively, maturing not more than 90 days from the date of acquisition thereof.

          10.10 Agency Fee. The Company shall pay to the Agent an agency fee as provided in the Fee Letter.

          Section 11.  Miscellaneous.

          11.01 Waiver. No failure on the part of the Agent, any Bank, the Issuing Bank or the Swingline Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy), or, with respect to notices given pursuant to Section 2.03 hereof, by telephone, confirmed in writing by telecopier by the close of business on the day the notice is given, delivered (or

telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks, the Issuing Bank, the Swingline Bank and the Agent for: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver requested or consented to by the Company of any of the terms of this Agreement or any of the other Basic Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Banks and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout or restructuring negotiations or proceedings (whether or not the workout or restructuring contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein.

          The Company hereby agrees to indemnify the Agent, each Bank, the Issuing Bank and the Swingline Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Company or any Subsidiary of the proceeds of any of the Loans, including, without limitation, the reasonable

fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (an "indemnitee"), any officer, director or employee of such indemnitee or any officer, director or employee of the Person of whom such indemnitee is an officer, director or employee). If the Company is obligated to pay any amount under this paragraph to any indemnitee by reason of the gross negligence or willful misconduct of any party to this Agreement, such party shall (in addition to any other liability it may have) reimburse the Company for the amount of such payment.

          11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Company and the Majority Banks (or the Agent acting with the consent of the Majority Banks) and, if the rights or obligations hereunder of the Swingline Bank are affected thereby, Swingline Bank, and, if the rights of the Issuing Bank are affected thereby, the Issuing Bank, and any provision of this Agreement may be waived by the Majority Banks (or the Agent acting with the consent of the Majority Banks) and, if the rights or obligations hereunder of the Swingline Bank are affected thereby, the Swingline Bank and, if the rights of the Issuing Bank are affected thereby, the Issuing Bank; provided that (a) no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments or the Swingline Commitment,
(ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any payment of principal thereof or Reimbursement Obligations or the rate at which interest is payable thereon or any fee is payable hereunder,
(iv) alter the terms of this Section 11.04, (v) amend the definition of the term "Majority Banks" or (vi) waive any of the conditions precedent set forth in Section 6 hereof; (b) any amendment of Section 10 hereof shall require the consent of the Agent; and (c) any modification of any of the rights or obligations of the Swingline Bank or Issuing Bank shall require the consent of the Swingline Bank or Issuing Bank (as the case may be). No amendment or modification of any provision of this Agreement (other than Section 6 hereof) shall be deemed to constitute a waiver of any of the conditions precedent set forth

in Section 6 hereof for purposes of clause (a)(vi) of the preceding sentence.

          Anything in this Agreement to the contrary notwithstanding, if:

          (i) at a time when the conditions precedent set forth in Section 6 hereof to any Syndicated Loan hereunder are, in the opinion of the Majority Banks, satisfied, any Bank shall fail to fulfill its obligations to make such Loan,

         (ii) any Bank shall fail to pay to the Agent for the account of the Issuing Bank the amount of such Bank's
     Commitment Percentage of any payment under a Letter of Credit pursuant to Section 2.05(e) hereof or

        (iii) any Bank shall fail to pay to the Agent for the account of the Swingline Bank any amount required to be paid by such Bank to purchase a Swingline Interest pursuant to
     Section 2.02(b) hereof

then, for so long as such failure shall continue, such Bank shall (unless the Majority Banks, determined as if such Bank were not a "Bank" hereunder, shall otherwise consent in writing) be deemed, solely for purposes relating to amendments, modifications, waivers or consents under this Agreement or any of the other Basic Documents (including, without limitation, under this Section 11.04), to have no Loans, Letter of Credit Liabilities or Commitments, shall not be treated as a "Bank" hereunder when performing the computation of Majority Banks, and shall have no rights under the preceding paragraph of this Section 11.04; provided that any action taken by the other Banks with respect to the matters referred to in clause (a) of the preceding paragraph shall not be effective as against such Bank.

          11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06  Assignments and Participations.

          (a) The Company may not assign any of its rights or obligations hereunder, other than pursuant to a transaction permitted by Section 8.05, without the prior consent of all of the Banks, the Issuing Bank, the Swingline Bank and the Agent.

          (b) Each Bank may assign any of its Loans, its Commitment, its interest acquired under Section 2.02(b) hereof in

Swingline Loans ("Swingline Interest") and its Letter of Credit Interest (but only with the consent of the Company, the Swingline Bank and the Agent and, in the case of the Commitment or a Letter of Credit Interest, the Issuing Bank); provided that (i) no such consent by the Company or the Agent shall be required in the case of any assignment to another Bank; (ii) any such partial assignment shall be in an amount at least equal to $15,000,000; and (iii) each assignment by a Bank of any of its Loans, its Commitment, its interest acquired under Section 2.02(b) hereof in Swingline Loans or Letter of Credit Interest shall be made in such manner so that the same portion of each of its Loans, its Commitment, its Swingline Interest and Letter of Credit Interest is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company, the Agent, the Issuing Bank and the Swingline Bank of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment, Loans, and, if applicable, Letter of Credit Interest specified in such instrument, and upon consent thereto by the Company, the Agent and the Issuing Bank, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company, the Agent and the Issuing Bank), the obligations, rights and benefits of a Bank hereunder holding the Commitment, Loans and, if applicable, Swingline Interest and Letter of Credit Interest (or portions thereof) assigned to it (in addition to the Commitment, Loans, Swingline Interest and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Agent an assignment fee of $2,500.

          (c) The Swingline Bank may not (except as provided in Section 2.02(b) hereof) assign or sell participations in all or any part of the Swingline Loans or the Swingline Commitment; provided that, with the prior consent of the Company, which consent shall not be unreasonably withheld or delayed, the Swingline Bank may assign to another Bank all of its obligations, rights and benefits in respect of the Swingline Loans and the Swingline Commitment. Upon the effectiveness of any such assignment, the assignee shall have the obligations, rights and benefits of a Swingline Bank hereunder holding the Swingline Commitment and Swingline Loans assigned to it, and the assigning Swingline Bank shall be released from its Swingline Commitment so assigned.

          (d) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans,

Swingline Interest or Letter of Credit Interest held by it, or in its Commitment, in which event each purchaser of a participation (a "Participant"), except as otherwise provided in
Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Basic Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Company to any Bank under Section 5 hereof in respect of Loans, Swingline Interest, Letter of Credit Interest held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans, Swingline Interest, Letter of Credit Interest and Commitment, and as if such Bank were funding each of such Loan, Swingline Interest, Letter of Credit Interest and Commitment in the same way that it is funding the portion of such Loan, Letter of Credit Interest and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Swingline Interest, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 11.04 hereof, requires the consent of each Bank.

          (e) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Bank may (without notice to the Company, the Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans to an affiliate. No such assignment shall release the assigning Bank from its obligations hereunder. In order to facilitate any such assignment and pledge to a Federal Reserve Bank, the Company

agrees to deliver to the assigning Bank at its request promissory notes evidencing the principal and interest obligations owed to such assigning Bank hereunder, such promissory notes to be substantially in the form of Exhibit A-1, A-2 or A-3 hereof (as appropriate), to be dated the date hereof and otherwise to be duly completed.

          (f) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

          (g) Anything in this Section 11.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan, Commitment, Swingline Commitment, Swingline Interest or Letter of Credit Interest held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Bank.

          11.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06 and 11.03 hereof, and the obligations of the Banks under Section 10.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.11 Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENT, THE BANKS, THE ISSUING BANK AND THE SWINGLINE BANK HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.12  Treatment of Certain Information;
Confidentiality.

          (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank, the Issuing Bank, the Swingline Bank or by one or more subsidiaries or affiliates of such Bank, the Issuing Bank or the Swingline Bank and the Company hereby authorizes each Bank, the Issuing Bank and the Swingline Bank to share any information delivered to such Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank, the Issuing Bank or the Swingline Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and the Swingline Commitment.

          (b) Each Bank, the Issuing Bank, the Swingline Bank and the Agent agree (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and

sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement that is identified by the Company as being confidential at the time the same is delivered to the Banks, the Issuing Bank, the Swingline Bank or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks, the Issuing Bank, the Swingline Bank or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent, the Issuing Bank, the Swingline Bank or any other Bank (or to Chase Securities, Inc.), (v) in connection with any litigation to which any one or more of the Banks, the Issuing Bank, the Swingline Bank or the Agent is a party, (vi) to a subsidiary or affiliate of such Bank, the Issuing Bank or the Swingline Bank as provided in clause (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit F hereto and (y) in no event shall any Bank, the Issuing Bank, the Swingline Bank or the Agent be obligated or required to return any materials furnished by the Company. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit F hereto shall be superseded by this
Section 11.12 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 11.06 hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              CBS INC.


                              By /s/ Louis J. Rauchenberger, Jr.
                                Title:  Vice President and
                                        Treasurer

                              Address for Notices:

                              51 West 52nd Street
                              New York, New York  10019

                              Attention:

                              Telex No.:
                              Telecopier No.:  (212) 975-3668
                              Telephone No.:  (212) 975-6831

                              BANKS


          Commitment          THE CHASE MANHATTAN BANK
                               (NATIONAL ASSOCIATION)
          $500,000,000
                              By /s/ Robert T. Smith
                                Title:  Vice President

                              Lending Office for all Loans:
                                The Chase Manhattan Bank
                                  (National Association)
                                1 Chase Manhattan Plaza
                                New York, New York 10081

                              Address for Notices:
                                The Chase Manhattan Bank
                                  (National Association)
                                1 Chase Manhattan Plaza
                                New York, New York  10081

                              Attention:
                              Telex No.:
                              Telecopier No.:  (212) 552-4905
                              Telephone No.:  (212) 552-4967


                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Agent

                              By /s/ Robert T. Smith
                                Title:  Vice President

                              Address for Notices to
                                Chase as Agent:

                                The Chase Manhattan Bank
                                  (National Association)
                                4 Metrotech Center -- 13th Floor
                                Brooklyn, New York  11245

                              Attention:  New York Agency
                              Telex No.:  6720516
                                (Answerback:  CMBNYAUW)
                              Telecopier No.:  (718) 242-6910
                              Telephone No.:  (718) 242-7979

                                                                EXHIBIT A-1

                         [Form of Syndicated Note]

                              PROMISSORY NOTE

$_______________                                            August 26, 1994
                                                         New York, New York

          FOR VALUE RECEIVED, CBS INC., a New York corporation (the "Company"), hereby promises to pay to __________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Syndicated Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Syndicated Loan, at such office, in like money and funds, for the period commencing on the date of such Syndicated Loan until such Syndicated Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Syndicated Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Syndicated Loans made by the Bank.

          This Note is one of the Syndicated Notes referred to in the Credit Agreement dated as of August 26, 1994 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, and evidences Syndicated Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          Except as permitted by Section 11.06(b) of the Credit
Agreement, this Note may not be assigned by the Bank to any other
Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                              CBS INC.


                              By_________________________
                                Title:

                       SCHEDULE OF SYNDICATED LOANS

          This Note evidences Syndicated Loans made under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods of the durations set forth below, subject to the payments and prepayments of principal set forth below:


                                              Amount
Made,     Principal                           Paid,
Cont'd     Amount    Type          Maturity  Prepaid,   Unpaid
 or          of       of  Interest  Date of  Cont'd or Principal Notation
Converted   Loan     Loan   Rate     Loan    Converted  Amount    Made by

                                                              EXHIBIT A-2


                        [Form of Money Market Note]

                              PROMISSORY NOTE



                                                            August 26, 1994
                                                         New York, New York

         FOR VALUE RECEIVED, CBS INC., a New York corporation (the "Company"), hereby promises to pay to __________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the aggregate unpaid principal amount of the Money Market Loans made by the Bank to the Company under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Money Market Loan, at such office, in like money and funds, for the period commencing on the date of such Money Market Loan until such Money Market Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date, amount, Type, interest rate and maturity date of each Money Market Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Money Market Loans made by the Bank.

         This Note is one of the Money Market Notes referred to in the Credit Agreement dated as of August 26, 1994 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders named therein (including the Bank) and The Chase Manhattan Bank (National Association), as Agent, and evidences Money Market Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.












                                   - 2 -


         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Money Market Loans upon the terms and conditions specified therein.

         Except as permitted by Section 11.06(b) of the Credit
Agreement, this Note may not be assigned by the Bank to any other
Person.

         This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                             CBS INC.


                             By_________________________
                               Title:

                             SCHEDULE OF LOANS


         This Note evidences Loans made under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:




     Principal
Date  Amount   Type          Maturity   Amount   Unpaid
 of     of      of  Interest  Date of  Paid or  Principal  Notation
Loan   Loan    Loan   Rate     Loan    Prepaid   Amount     Made by

                                                               EXHIBIT A-3


                         [Form of Swingline Note]

                              PROMISSORY NOTE


$_______________                                            August 26, 1994
                                                         New York, New York

         FOR VALUE RECEIVED, CBS INC., a New York corporation (the "Company"), hereby promises to pay to __________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Swingline Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Swingline Loan, at such office, in like money and funds, for the period commencing on the date of such Swingline Loan until such Swingline Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date and amount of each Swingline Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans made by the Bank.

         This Note is the Swingline Note referred to in the Credit Agreement dated as of August 26, 1994 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, and evidences Swingline Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.


                                 - 2 -


         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

         Except as permitted by Section 11.06(c) of the Credit
Agreement, this Note may not be assigned by the Bank to any other
Person.

         This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                             CBS INC.


                             By_________________________
                               Title:

                        SCHEDULE OF SWINGLINE LOANS

         This Note evidences Swingline Loans made under the within-described Credit Agreement to the Company, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:




               Prin-
  Date         cipal     Amount     Unpaid
  Made         Amount    Paid       Prin-
   or           of       or         cipal     Notation
 Prepaid       Loan      Prepaid    Amount    Made by

                                                               EXHIBIT B


                [Form of Opinion of Counsel to the Company]

                                                           __________, 199_

To the Banks party to the
Credit Agreement referred to
below and The Chase
Manhattan Bank (National Association), as Agent


Ladies and Gentlemen:

         I am the Associate General Counsel of CBS Inc. (the "Company"), and I have participated on behalf of the Company in the negotiation, execution and delivery of the Credit Agreement (the "Credit Agreement") dated as of August __, 1994, between the Company, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, providing for extensions of credit to be made by said lenders to the Company in an aggregate principal or face amount not exceeding $500,000,000 at any one time outstanding. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 6.01(b) of the Credit Agreement.

         In rendering the opinion expressed below, I have examined:

         (a)  the Credit Agreement; and

         (b) such corporate records of the Company and such other documents as I have deemed necessary as a basis for the opinions expressed below.

         In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Agreement and certificates of appropriate representatives of the Company.

         In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Company):

      (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

     (ii) all signatories to such documents have been duly authorized; and

    (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each Material Subsidiary of the Company is duly organized, validly existing and in good standing in the state of its incorporation.

         2. The Company has all requisite corporate power to execute and deliver, and to perform its obligations under, the Credit Agreement. The Company has all requisite corporate power to borrow under the Credit Agreement and to incur liability in respect of Letters of Credit under the Credit Agreement.

         3. The execution, delivery and performance by the Company of the Credit Agreement, and the borrowings and incurrence of liability in respect of Letters of Credit by the Company under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of the Company.

         4. The Credit Agreement has been duly executed and delivered by the Company.

         5. The Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

         6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of the Company for the execution, delivery or performance by the Company of the Credit Agreement or for the borrowings or the application for and incurrence of liability in respect of any Letter of Credit by the Company under the Credit Agreement.

         7. The execution, delivery and performance by the Company of, and the consummation by the Company of the transactions contemplated by, the Credit Agreement do not and will not (a) violate any provision of its charter or by-laws, (b) violate any applicable law, rule or regulation,
    (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Company or any of its Subsidiaries of which I have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Company is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any Lien upon any Property of the Company pursuant to the terms of any such agreement or instrument.

         8. I have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective Properties in which there exists a reasonable prospect of a result that would have a Material Adverse Effect.

         The foregoing opinions are subject to the following comments and qualifications:

         (A) The enforceability of Section 11.03 of the Credit Agreement may be limited by laws rendering unenforceable
    (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

         (B)  The enforceability of provisions in the Credit
    Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

         (C) I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose, (ii) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement or (iii) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

         The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and I do not express any opinion as to the laws of any other jurisdiction.

         At the request of the Company, this opinion letter is, pursuant to Section 6.01(b) of the Credit Agreement, provided to you by me in my capacity as _______________ of the Company and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.

                             Very truly yours,

                                                                 EXHIBIT C

          [Form of Opinion of Special New York Counsel to Chase]


                                                           __________, 199_


To the Banks party to the
Credit Agreement referred to
below and The Chase
Manhattan Bank (National Association), as Agent

Ladies and Gentlemen:

         We have acted as special New York counsel to Chase in connection with (i) the Credit Agreement dated as of August 26, 1994 (the "Credit Agreement") between CBS Inc. (the "Company"), the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, providing for extensions of credit to be made by said lenders to the Company in an aggregate principal or face amount not exceeding $500,000,000 at any one time outstanding. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 6.01(c) of the Credit Agreement.

         In rendering the opinion expressed below, we have examined:

         (a)  the Credit Agreement; and

         (b) such corporate records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Agreement and certificates of appropriate representatives of the Company.

         In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

      (i)     such documents have been duly authorized by, have
                            been duly executed and delivered by, and (except
                                   - 2 -

              to the extent set forth in the opinions below as to the Company) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

     (ii) all signatories to such documents have been duly authorized; and

    (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation,
(a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

         The foregoing opinions are subject to the following comments and qualifications:

         (A) The enforceability of Section 11.03 of the Credit Agreement may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

         (B)  The enforceability of provisions in the Credit
    Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

         (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other
                                   - 3 -

    than the State of New York) that limit the interest, fees or other charges such Bank may impose, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second paragraph of
    Section 11.01 of the Credit Agreement, (iv) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, or (v) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

         The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

         This opinion letter is, pursuant to Section 6.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                             Very truly yours,

                                                          EXHIBIT D

                   [Form of Money Market Quote Request]


                                       [Date]

To:      The Chase Manhattan Bank (National Association), as
         Agent

From:    CBS Inc.


Re:      Money Market Quote Request

    Pursuant to Section 2.03 of the Credit Agreement dated as of August 26, 1994 (the "Credit Agreement") between CBS Inc., the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, we hereby give notice that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Borrowing   Quotation                            Interest
  Date       Date[*1]   Amount[*2]   Type[*3]   Period[*4]



    Terms used herein have the meanings assigned to them in the Credit Agreement.

                             CBS INC.


                             By_________________________
                               Title:
__________________________

* All numbered footnotes appear on the last page of this Exhibit.

__________________________

[1] For use if a Set Rate in a Set Rate Auction is requested to be submitted before the Borrowing Date.

[2] Each amount must be $10,000,000 or a larger multiple of $1,000,000.

[3] Insert either "LIBO Margin" (in the case of LIBOR Market
    Loans) or "Set Rate" (in the case of Set Rate Loans).

[4] One, two, three or six months, in the case of a LIBOR Market
    Loan or, in the case of a Set Rate Loan, a period of up to 180 days after the making of such Set Rate Loan and ending on a Business Day.

                                                      EXHIBIT E

                       [Form of Money Market Quote]


To: The Chase Manhattan Bank (National Association), as Agent


Attention:

Re:  Money Market Quote to
     CBS Inc. (the "Borrower")

    This Money Market Quote is given in accordance with
Section 2.03(c) of the Credit Agreement dated as of August 26, 1994 (the "Credit Agreement") between CBS Inc., the lenders named therein and The Chase Manhattan Bank (National Association), as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

    In response to the Borrower's invitation dated __________, 199_, we hereby make the following Money Market Quote(s) on the following terms:

         1.  Quoting Bank:

         2.  Person to contact at Quoting Bank:

         3. We hereby offer to make Money Market Loan(s) in the following principal amount[s], for the following Interest
    Period(s) and at the following rate(s):


Borrowing  Quotation                         Interest
  Date      Date[*1]  Amount[*2]  Type[*3]  Period[*4]  Rate[*5]




provided that the Company may not accept offers that would result in the undersigned making Money Market Loans pursuant hereto in excess of $___________ in the aggregate (the "Money Market Loan
Limit").

__________________________

* All numbered footnotes appear on the last page of this Exhibit.

                               - 2 -

    We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] us to make the Money Market Loan(s) for which any offer(s) (is/are) accepted, in whole or in part (subject to the third sentence of Section 2.03(e) of the Credit Agreement and any Money Market Loan Limit specified above).

                             Very truly yours,

                             [NAME OF BANK]

                             By_________________________
                               Authorized Officer

Dated:  __________, ____

__________________________

[1] As specified in the related Money Market Quote Request.

[2] The principal amount bid for each Interest period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 (or a larger multiple of $1,000,000).

[3] Indicate "LIBO Margin" (in the case of LIBOR Market Loans) or "Set Rate" (in the case of Set Rate Loans).

[4] One, two, three or six months, in the case of a LIBOR Market
    Loan or, in the case of a Set Rate Loan, a period of up to 180 days after the making of such Set Rate Loan and ending on a Business Day, as specified in the related Money Market Quote Request.

[5] For a LIBOR Market Loan, specify margin over or under the London interbank offered rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS". For a Set Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

                                                              EXHIBIT F

                    [Form of Confidentiality Agreement]


                         CONFIDENTIALITY AGREEMENT


                                            [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]



         Re:  Credit Agreement dated as of August 26, 1994 (the
              "Credit Agreement"), between CBS Inc. (the
              "Company"), the lenders named therein and The
              Chase Manhattan Bank (National Association), as
              Agent.

Dear Ladies and Gentlemen:

         As a Bank party to the Credit Agreement, we have agreed with the Company pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

         As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

         Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives and for the benefit of us and the Company) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such
                                   - 2 -

information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process,
(ii) to your counsel or to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank (or to Chase Securities, Inc.),
(v) in connection with any litigation to which you or any one or more of the Banks or the Agent are a party, (vi) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof and (y) that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

         If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by
Section 11.12 of the Credit Agreement on the date upon which you become a Bank under the Credit Agreement pursuant to
Section 11.06 thereof.

         Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                             Very truly yours,


                             [INSERT NAME OF BANK]



                             By_________________________


The foregoing is agreed to
as of the date of this letter.



[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]


By_________________________